UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2009 (July 10, 2009)
Date of Report (Date of earliest event reported)

HC INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52197	04-3570877
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

10 Progress Drive, Suite 200
Shelton, CT 06484
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (203) 925-9600

10 Progress Drive, Suite 200
Shelton, CT 06484
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 10, 2009, Mr. Ken Lame submitted his resignation as Acting Chief Executive Officer of Enhanced Care Initiative (“Enhanced Care”), a wholly-owned subsidiary of HC Innovations, Inc. (the “Company”), a Delaware Corporation. Such resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies and practices.

On July 10, 2009, Mr. John Randazzo was appointed as the Interim Chief Executive Officer of Enhanced Care. Mr. Randazzo has not executed an employment agreement setting forth the terms of his appointment as Enhanced Care’s Interim Chief Executive Officer. However, the Company has agreed to provide Mr. Randazzo with a base compensation of $260,000. All other terms of his employment are currently being negotiated between Mr. Randazzo and the Company.

John Randazzo 55, Prior to joining the Company, John served as the Chief Executive Officer of Touchstone Health, Inc., a Medicare medical management company. Prior to that, John served as the Chief Executive Officer of BenefitPoint, a Customer Relations Management and procurement platform for the insurance brokerage industry. Mr. Randazzo received his B.A., Economics – Political Science, State University of New York, 1975 and his M.A. in International Economics, University of Texas, 1976. He also received his M.A., International Business, Columbia University, 1977

There are no familiar relationships among the officers of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit No.     Exhibit Description

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

July 10, 2009		HC INNOVATIONS, INC.

	By:	/s/ R. Scott Walker
Name: R. Scott Walker
Title: Chief Financial Officer